Flexible Payment Deferred Combination Fixed and Variable Annuity Application. Payment (or original of exchange/transfer request) must accompany Application. Please make check payable to THE MANUFACTURERS LIFE INSURANCE COMPANY OF
NEW YORK (the "Company") and address to: Annuity Service Office, P.O. BOX 9013, BOSTON, MA 02205-9013.


1. Account Registration (Please Print)
Owners (Applicants)

Name*
-----------------------------------------
  First       Middle           Last

Address
-----------------------------------------
  Street

-----------------------------------------
  City        State            Zip

Sex _M _F   Date of Birth_____________
                           Month Day Year

Daytime Phone Number: (   )
                           --------------


----------------------  -----------------
Social Security Number  or  Tax ID Number

Client Brokerage Acct.#
(If applicable)
               --------------------------

=========================================

Co-Owner (Optional)
Name*
-----------------------------------------
     First        Middle         Last

Sex _ M _ F    Date of Birth_____________
                           Month Day Year

----------------------  -----------------
Social Security Number  or  Tax ID Number
=========================================

Annuitants (If different from Owner)

Name*
-----------------------------------------
  First       Middle           Last

Address
-----------------------------------------
  Street

-----------------------------------------
  City        State            Zip

Sex _ M _ F   Date of Birth_____________
                           Month Day Year

----------------------
Social Security Number

=========================================

Co-Annuitant (Optional)

Name*
-----------------------------------------
  First       Middle           Last

Sex _ M _ F   Date of Birth_____________
                           Month Day Year

----------------------
Social Security Number

=========================================

2. Beneficiaries

(Enclose signed letter if more information is required)

Name*
-----------------------------------------
  First    Middle   Last    Relationship

Date of Birth_____________
             Month Day Year

----------------------
Social Security Number


Name*
-----------------------------------------
  First    Middle   Last    Relationship

Date of Birth_____________
             Month Day Year

----------------------
Social Security Number

Contingent Beneficiary

Name*
-----------------------------------------
  First    Middle   Last    Relationship

Date of Birth_____________
             Month Day Year

----------------------
Social Security Number


================================================================================

3. Investment Allocation

Allocate payment with application of $________________ as indicated below (must total 100%) (Minimum initial investment of $5,000 for non-qualified plans and $2,000 for qualified plans):

____% MAC Pacific Rim Emerging Markets (008)

____% T.Rowe Price Science & Technology (016)

____% Founders Int'l Small Cap (006)

____% AIM Aggressive Growth (022)

____% Franklin Emerging Small Company (020)

____% CGTC Small Company Blend (070)

____% AIM Mid Cap Growth (011)

____% Wellington Management Mid Cap Stock (074)

____% FMTC Overseas (013)

____% Rowe Price-Fleming Int'l Stock (024)

____% Templeton Int'l Value (078)

____% FMTC Mid Cap Blend (001)

____% AXA Rosenberg Small Company Value (119)

____% MSAM Global Equity (009)

____% SSgA Growth (005)

____% FMTC Large Cap Growth (004)

____% MAC Quantitative Equity (065)

____% T.Rowe Price Blue Chip Growth (012)

____% MAC Real Estate Securities (068)

____% MAS Value (066)

____% Wellington Management Growth & Income (017)

____% CGTC U.S. Large Cap Value (064)

____% T.Rowe Price Equity-Income (007)

____% CGTC Income & Value (003)

____% Founders Balanced (071)

____% MAS High Yield (076)

____% SaBAM Strategic Bond (015)

____% PIMCO Global Bond (010)

____% PIMCO Total Return (174)

____% Wellington Management Inv Quality Bond (018)

____% CGTC Diversified Bond (002)

____% SaBAM U.S. Gov't Securities (014)

____% MAC Money Market (019)

Lifestyle Portfolios

____% Aggr 1000(183)    ____% Growth 820 (182)

____% Bal 640(181)      ____% Mod 460 (180)

____% Cons 280(179)

Fixed Accounts

____% 6 Mos. DCA (172)  ____% 12 Mos. DCA (118)

____% 1 Yr (021)        ____% 3 yr (023)

____% 5 Yr (025)        ____% 7 Yr (027)

================================================================================

Remarks





   * Unless subsequently changed in accordance with terms of Contract issued.

4. PLAN SPECIFICS

Type of Plan (Must be completed)


[ ] Non-Qualified or     [ ] IRA Rollover      [ ] IRA Transfer    [ ] IRA Tax Year
                                                                                    ----
                         [ ] Profit Sharing    [ ] 401(k)          [ ] SEP IRA Tax Year
                                                                                        ----
                         [ ] Money Purchase    [ ] Keogh (HR-10)   [ ] 403(b) Check if ERISA [ ]

                         [ ] Defined Benefit                       [ ] Other Qualified
                                                                                        -------


5. SIGNATURES (Irrevocable Benficiary, if designated, must also sign application)

Statement of Applicant: I/We agree that the Contract I/we have applied for shall not take effect until the later of: (1) the issuance of the Contract, or (2) receipt by the Company at its Annuity Service Office of the first payment required under the Contract. The information herein is true and complete to the best of my/our knowledge and belief and is correctly recorded. I/We agree to be bound by the representations made in this application and acknowledge the receipt of an effective Prospectus describing the Contract applied for. The Contract I/we have applied for is suitable for my/our insurance investment objectives, financial situation and needs. I/We understand that unless I/we elect otherwise in the Remarks section, the Maturity Date will be the later of the Annuitant's 85th birthday, or 10 years from the Contract Date.

I/WE UNDERSTAND THAT ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


--------------------------------------------------------------------------------
Signed in (State)         Date Signed       Signature of         Signature of
                                            Owner/Applicant      Co-Owner


--------------------------------------------------------------------------------
Signature of Applicant      Signature of                Signature of
(if different from Owner)   Co-Annuitant                Irrevocable Beneficiary
                            (if different from Owner)   (if designated)


Statement of Agent:

A. [ ]No  [ ]Yes   Will this contract replace or change any existing life
                   insurance or annuity in this or any other company?
                   If "Yes", please explain under Remarks.

B. [ ]Plan A (formerly NT)
   [ ]Plan B (formerly T)          (Default as defined in Selling Agreement.)
   [ ]Plan C (new)

C. I certify I am authorized and qualified to discuss the Contract herein applied for.


-------------------------------------------------------------------------------
Signature of Agent    Print Full Name     Name of Firm


-------------------------------------------------------------------------------
Agent Number     Agent Phone Number      State License       Date of Prospectus
                                         ID Number


6. OTHER
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Initial next to VENTURE service option(s) you wish to elect. (Service options operate exclusive of one another.)

/  / Owner MUST initial here to elect this option         AUTOMATIC REBALANCING

If marked, the policyholder's contract value, excluding amounts in the fixed account investment options, will be automatically rebalanced to maintain the rebalancing percentage levels in the variable portfolios based on the current total value of the eligible portfolios on the day of rebalancing.

You may change the rebalancing percentages or terminate your participation in the program by providing the Company with a completed Automatic Rebalancing Authorization form or by providing instructions via telephone to an authorized Company representative prior to the day the rebalancing will occur.

If a policyholder elects to participate in Automatic Rebalancing, the total value of the variable portfolios must be included in the program. Therefore, fund exchanges and subsequent payments received and applied to portfolios in percentages different from the current rebalancing allocation will be rebalanced at the next date of rebalancing unless the subsequent payments are allocated to the fixed account investment options.

Rebalancing will occur on the 25th of the month (or next business day), please indicate frequency. If no frequency is indicated, then Automatic Rebalancing will occur Quarterly:

/ / Quarterly    / / Semi-Annually (June & December)    / / Annually (December)

Rebalancing percentages as indicated by variable Investment Allocations elected on the first page of the application, unless subsequently changed.


/ / Owner MUST initial here to elect this option.    DOLLAR COST AVERAGING
                                                     (Minimum Payment $6,000)

I authorize the Company to transfer an amount (minimum $100) each month as indicated below. Transfers are available from all variable and the one-year fixed investment options. A maximum of 10% from the one-year fixed investment option may be transferred monthly (10% maximum waived for promotional DCA
programs). Please make first transfer on   /  /    (mm/dd/yy).
                                         -- -- ----
START DATE:           (Indicate day of month excluding 29th, 30th, or 31st.) If
            ---------
application is received AFTER the requested start date, transfers will commence on the requested day of the following month. If no start date is indicated or the selected start date falls on a weekend or holiday, transfers will commence on the next available business day.

Length of Transfer Period:   / / Indefinitely (or as long as all source funds
                                 have balances.)
                             / /     Months
                                ----

Source Fund                                           Monthly Amount
                                                     $
------------------------------------------------      ------------------------

                                                      Monthly Amount in
Destination Fund                                      Destination Fund
                                                     $
------------------------------------------------      ------------------------
                                                     $
------------------------------------------------      ------------------------
                                                     $
------------------------------------------------      ------------------------

SIGNATURES

Owner
------------------------------------------------------------------------------
Please Print            First Name              Middle            Last

Owner Signature                                                   Date
------------------------------------------------------------------------------


                   *Unless subsequently changed in accordance
                         with terms of Contract issued.

Initial next to VENTURE service option(s) you wish to elect. (Service options operate exclusive of one another.)

[ ] Owner MUST initial here to elect this option                    INCOME PLAN*
                                                       (Minimum Payment $12,000)

I authorize withdrawals (minimum $100) from my Contract Value to commence as indicated below. A maximum of 10% of payments may be withdrawn annually. When utilizing the Income Plan, I agree that if any debit/transfer is erroneously received by the bank indicated on the enclosed voided check, or is not honored upon presentation, any accumulation units may be canceled, and agree to hold the Company harmless from any loss due to such electronic debits/transfers.

          $ _______ prorata from active variable portfolios OR

          From: ____________________________________ $ ________________________

          From: ____________________________________ $ ________________________

          From: ____________________________________ $ ________________________

          From: ____________________________________ $ ________________________

          From: ____________________________________ $ ________________________

Indicate frequency:  [ ] Monthly or [ ] Quarterly (January, April, July and
                                                   October)
                     Day of Withdrawal [ ] 1st  [ ] 7th  [ ] 16th or  [ ] 26th

FEDERAL TAX INFORMATION (If no selection is made, the Company will NOT withhold taxes.)
Choose one:          [ ] Do not withhold Federal Income Taxes
                     [ ] Withhold the 10% minimum (20% for 403(b) TSA accounts)
                         for Federal Income Tax
                     [ ] Withhold $ _________

[ ] I wish to utilize Electronic Funds Transfer in the processing of my Income
    Plan (may take 20 business days). A VOIDED CHECK MUST BE ATTACHED.

Or, if different from owner, make check payable to:

_______________________________________________________________________________
First                         Middle                        Last


_______________________________________________________________________________
Street                        City                          State        Zip
(Allow 7 business days for receipt of check.)

[ ] Owner MUST initial here to elect this option.         GUARANTEE PLUS PROGRAM
                                                        (Minimum Payment $5,000)

The Company will allocate a portion of the payment with this application to the 7-year Fixed Account, such that, at the end of the 7-year period, the account will have grown to an amount at least equal to the total payment. The remaining balance will be allocated proportionately according to the investment selections on the application, which should total 100% excluding the amount allocated to the 7-year Fixed Account.

[ ] Owner MUST initial here to elect this option.                    CHECK PLUS-
                                                             AUTOMATIC PURCHASE*

I authorize the Company to collect $________ (minimum $30) starting the month of ______________ by initiating electronic debit entries to my bank account with the following frequency: [ ] Monthly: [ ] 5th or [ ] 20th [ ] Quarterly (20th of January, April, July and October). When utilizing Check Plus, I agree that if any debit/transfer is erroneously received by the bank indicated on the enclosed voided check, or is not honored upon presentation, any accumulation units may be canceled, and agree to hold the Company harmless from any loss due to such electronic debits/transfers. (A VOIDED CHECK MUST BE ATTACHED.)


 *Unless subsequently changed in accordance with terms of Contract Issued.